Exhibit 4(y)(2)

                             MASTER PROMISSORY NOTE
                       BID FIXED RATE/FIXED TERM ADVANCES

U.S.$ 15,000,000                                    New York, February 17, 1994

FOR VALUE RECEIVED, Wellman, Inc. located at 1040 Broad Street, Shrewsbury, New Jersey 07702 (hereinafter referred to as the "Borrower") hereby promises to pay to the order of Banco di Napoli, for the benefit of its New York Branch or its Grand Cayman Branch, as the case may be, (hereinafter referred to as the "Bank"), the principal sum of Fifteen Million U.S. Dollars (US $15,000,000) or, if less, the aggregate unpaid principal amount of all advances (hereinafter referred to as "Advances") made to the Borrower hereunder, plus interest on the unpaid balance of each such Advance from the date of making each such Advance to the date of repayment thereof (on the basis of a 360-day year) at such rate as is agreed upon between the Borrower and the Bank at the time of each availment and which is specified on the endorsement page attached hereto in lawful money of the United States of America in immediately available funds (in freely transferable U.S. Dollars) payable in full upon maturity. Each such Advance made hereunder shall be for a maximum term of 180 days and shall mature on the last day of the term or period for which such Advance was made.

Any amount of principal or interest hereunder which is not paid when due, whether at the maturity of each Advance, by acceleration or otherwise shall bear interest from the date when due, payable on demand, at the Prime Rate quoted as such by the Bank from time to time plus one percent (1%) per annum which interest rate hereon shall change the same day as the Bank shall change the Bank's Prime Rate.

Each Advance hereunder, the interest rate applicable thereto, and each repayment on account of the principal thereof, shall be endorsed by the Bank on the spaces provided below or on a continuation page attached hereto, on the date each such Advance is made or such repayment is received. This Note (including attached pages for the continuation of endorsements hereon) shall be used to record all Advances and repayments of principal made hereunder until it is surrendered to the Borrower by the Bank and it shall continue to be so used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder.

Borrower will provide to the Bank a written request for each Advance to be made hereunder. The Bank may, however, at its option grant an Advance hereunder pursuant to a request for borrowing made to the Bank telephonically. Borrower will subsequently provide to the Bank a confirmation in writing for each such Advance made hereunder pursuant to such telephone request.

Each Advance shall be repaid on the last day of the term or period for which such Advance was made. The Borrower may prepay any Advance or Advances under this Agreement upon at least four banking days notice to the Bank, stating the proposed date of the prepayment; and, if such notice is given, the Borrower shall prepay the outstanding aggregate principal amount of such Advance or Advances, together with accrued interest to the date of such prepayment; provided, however, that the undersigned shall compensate the Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such prepayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain such Advance or Advances.

Payment of principal and interest hereunder shall be made to the Bank, on the date on which such payments shall become due, at its office at 277 Park Avenue, New York, New York 10172 (unless otherwise designated by the Bank) in immediately available funds.

In the event of the happening of any one or more of the following events: (a) the nonpayment when due of the liability of the Borrower to the Bank hereunder;
(b) the dissolution or termination of existence of the Borrower; (c) any petition in bankruptcy being filed by or against the Borrower or any proceeding in bankruptcy or under any laws relating to the relief of debtors, being commenced or any proceeding in bankruptcy or under any laws relating to the relief of debtors having commenced for composition, extension, or otherwise, if such petition or proceedings shall not be dismissed, stayed, or vacated within 90 days after the filing or commencement thereof; (d) the making by the Borrower of an assignment for the benefit of its creditors or the taking advantage by any of the same of any insolvency law; or (e) the appointment of a receiver of any property of the Borrower -- then, or at any time after the happening of any such event, this Note and all other obligations to the Bank of the Borrower, whether created directly or acquired by assignment, whether absolute or contingent, shall forthwith be due and payable, without demand upon or notice to the Borrower.

If default be made in the payment of any of the indebtedness evidenced hereby and this Note be placed with attorneys for collection, the parties hereto agree to pay, in addition to all unpaid principal and interest, all costs of collection hereof, including reasonable attorney's fees. The word "parties" or "any party hereto" shall include makers, endorsers, sureties, guarantors and assignors.

Presentment, notice of maturity, demand for payment, protest and notice of protest and non-payment are hereby waived by the makers, endorsers and guarantors who consent that the time for payment may be extended, or this Note or any portion of the indebtedness due hereon may be from time to time and for any term or terms be extended or renewed by agreement between the holder and any of maker, endorser and/or guarantor without notice to the others and that after each such extension or renewal, the liabilities of each of maker, endorser and/or guarantor shall remain as if each had consented thereto.

In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

All rights, benefits and privileges arising hereunder shall be governed and construed according to the laws of the State of New York applicable to the agreement made and fully performed thereon, without regard to the conflicts of law provisions thereof. Any legal action or proceeding arising out of or relating to this Note may be instituted in the courts of the State of New York or of the United States of America for the Southern District of New York, and the Borrower hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding, the foregoing shall not limit the Bank's right to bring any legal action or proceeding in any other appropriate jurisdiction.

The Borrower hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Note and brought in any such court, any claim that the Borrower is not subject personally to the jurisdiction of the above named courts, that Borrower's property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court; and waives any offsets or counterclaims (other than compulsory counterclaims) in any such action, suit or proceeding.

The Borrower hereby consents to service of process by certified or registered mail at Borrower's address as set forth above.

THE BORROWER HEREBY WAIVES TRIAL BY JURY.

Wellman, Inc.


By: /s/ Audrey Goodman
Title: Assistant Treasurer

Exhibit 4(y)(2)

                                                        MONEY MARKET MASTER NOTE
                                                        ------------------------

                                                                   June 13, 1994

          FOR VALUE RECEIVED, the undersigned promises to pay FIRST FIDELITY BANK, NATIONAL ASSOCIATION (the "Bank") at its office at 550 Broad Street, Newark, New Jersey in lawful money of the United States and in immediately available funds, the principal amount up to $20,000,000 or such lesser principal amount of unpaid and outstanding advances made by the Bank on the maturity date with respect to each such borrowing together with interest as specified herein. The interest rate and maturity date of each borrowing shall be determined by oral agreement between the undersigned and the Bank and shall be confirmed promptly in writing or by telecopy. Failure to confirm shall in no respect alter or modify the terms as agreed to by the parties. The Bank shall note in its standard business records, whether manually or electronically maintained the amount, maturity date, and interest rate of each such advance. The Bank's records of such advances shall, in the absence of manifest error, be binding upon the parties. ln the event the Bank gives notice or renders a statement by mailing such notice or statement to the address noted below, concerning any such advance or the amount of principal and interest due on this note, the Obligor (which term shall include the undersigned and any endorser, surety or guarantor of this note) agrees that unless the Bank receives a written notification of exceptions to this statement within fifteen (15) business days after it is mailed, the statement shall be an account stated, correct and acceptable and binding upon the Obligor. Interest shall be calculated on the basis of a 360 days per year. With respect to each borrowing, interest shall accrue from the first day of such borrowing and shall be payable in like funds at maturity.

          In no event shall the maturity date for a borrowing made under this note be more than three hundred sixty-four (364) days after the date of the agreement to lend unless agreed to in writing by both parties prior to the date of said borrowing.

          The following shall be events of default under this note: (a) a breach by an Obligor of any term, covenant, obligation, representation or warranty arising under (i) this note, (ii) any present or future agreements with the Bank including the failure to make any payment of principal or interest when due or
(iii) any present or future agreements with others for borrowed money or other financial accommodations in an aggregate amount of $2,500,000 or more if (with respect to this clause (iii) only), (x) in the case of a payment default, the holders of such obligations are permitted to accelerate the maturity of such obligations and (y) in the case of all other defaults, the maturity of such obligations is accelerated, (b) the filing of a petition seeking relief, or the granting of relief under the Bankruptcy Code or any similar federal or state statute by or against the Obligor, the making of a general assignment for the benefit of creditors by any Obligor, or any action by any Obligor for the purpose of effecting the foregoing, (c) the appointment, or the filing of a petition seeking the appointment of a custodian, receiver, trustee or liquidator for any Obligor or any of its property or taking of possession of any part of the property of any Obligor at the instance of any governmental authority, (d) any Obligor becomes insolvent, is generally not paying its debts as they become due or suspends transaction of its usual business, (e) the filing, entry or issuance of any judgment, execution, garnishment, attachment, distraint, or judgment lien against any Obligor or any of its property in excess of $2,500,000 which has not been dismissed or bonded within 60 days, (f) the dissolution, merger, consolidation or reorganization of any Obligor when the Obligor is not the surviving party, (g) any statement made in or pursuant to this note or to induce the Bank to accept this note, shall prove to be untrue in any material respect.

          Upon the occurrence of an event of default this note shall immediately become due and payable without demand or notice, and the Bank may, in addition to such other remedies provided by law: (a) collect interest from the date of nonpayment on the unpaid balance of this note (including interest and principal) at 2% above Base, which rate is the rate of interest established by the Bank as its reference in making loans, and is not tied to any external rate of interest or index, (b) collect an amount equal to reasonable attorneys' fees or allocated costs of the Bank's in-house counsel, (c) set off the amount of this note against any money due from the Bank or any deposit account maintained in the Bank by any Obligor (such set off shall be deemed to have been made immediately upon the occurrence of any event of default even though such set off is not noted on the Bank's records until a later time).

          The undersigned hereby agrees that any request for a borrowing pursuant to this note shall constitute a representation that (a) there has been no material change in the financial condition of any Obligor since the last financial statements were provided to the Bank, (b) there has been no material change in the management of any Obligor, (c) except as set forth in its most recently filed report with the U.S. Securities and Exchange Commission (SEC Reports) the undersigned is in material compliance with all applicable laws, rules, regulations and orders concerning the environment, (d) the undersigned is in compliance with all applicable laws, rules, regulations and orders other than environmental, but including without limitation those concerning the employees pension or benefit funds and the payment of taxes, assessments and other governmental charges, and (e) except as disclosed in the undersigned's SEC Reports, the undersigned has no knowledge of the discovery, discharge, or release of any hazardous substance for which the undersigned is in any way responsible under the Spill Compensation and Control Act or any similar federal or state statute, (f) the undersigned has no knowledge of (i) the existence of any event or condition which presents a risk of creating a material liability in the undersigned under ERISA (Public Law 93-406 as amended), and (iii) the occurrence or existence of any other event, condition or fact which may materially adversely affect the financial condition of the undersigned.

          All Obligors jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this note. All Obligors consent to any and all extension of time, renewals, waivers, modifications, or releases of any other Obligors that may be granted by the Bank with respect to the payment or other provisions of this note. All Obligors agree that additional makers, endorsers, guarantors, and sureties may become parties hereto without notice to them or without affecting their liability hereunder. The liability of each Obligor shall be absolute and unconditional and without regard to the liability of any other party hereto.

          The Bank shall not be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by the Bank and then only to the extent specifically set forth therein. A waiver in one event shall not be continuing or a bar to or waiver of such right or remedy on a subsequent event.

          The Bank is authorized to disclose any financial or other information about any Obligor to any regulatory body or agency having jurisdiction over the Bank or to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by the Bank to the undersigned. Advances under this note are at the sole discretion of the Bank. To induce the Bank to accept this note and made advances hereunder, the undersigned waives any rights that it may have arising out of any past or present agreement or representation that would obligate the Bank to make such advances.

          This note shall be governed and construed in accordance with the laws of New Jersey. It shall be binding upon and inure to the benefit of the undersigned and the Bank and their respective successors and assigns.


                                             Wellman, Inc.

     Address:  1040 Broad Street
               Shrewsbury, N. J. 07702       BY: /s/ Audrey Goodman
                                             ----------------------
                                             Name:  Audrey Goodman
                                             Title:  Assistant Treasurer



                                             Fiber Industries, Inc.


                                             BY: /s/ Audrey Goodman
                                             ----------------------
                                             Name:  Audrey Goodman
                                             Title:  Assistant Treasurer



                                             Prince, Inc.


                                             BY: /s/ Audrey Goodman
                                             ----------------------
                                             Name:  Audrey Goodman
                                             Title:  Assistant Treasurer



                                             New England CRINC


                                             BY: /s/ Audrey Goodman
                                             ----------------------
                                             Name:  Audrey Goodman
                                             Title:  Assistant Treasurer

Exhibit 4(y)(2)

                           COMMERCIAL PURPOSE LOAN NOTE

$25,000,000,00                                                     June 13, 1994

FOR VALUE RECEIVED, the undersigned (each jointly and severally if more than one person and hereinafter referred to as "Debtor")promises to pay to the order of CHEMICAL BANK NEW JERSEY, NATIONAL ASSOCIATION (hereinafter "Bank") at any of its banking offices the Principal sum of the aggregate unpaid principal amount of all advances made hereunder up to Twenty-Five Million ($25,000,000.00) Dollars to be paid as follows:

     Principal payable not more than 365 days after the date of each advance made hereunder. Interest from the date hereof shall accrue on the unpaid Principal balance hereof at a fixed rate of interest as quoted and shall be payable upon maturity. This line of credit shall have a final maturity date of June 30, 1995, at which time all then outstanding principal, interest and any other sums which may be due and owing shall be payable in full.

This is a Master Note. Under and subject to the terms and provisions of this Note, Bank will consider Debtor's credit requests from time to time, up to the maximum amount of the Note. Credit availability, is, in addition, subject to the Bank's receipt and continuing satisfaction with current financial and other information, which current information will be furnished to the Bank from time to time as it may reasonably request or require. Bank shall make appropriate entries in its accounting records of charges payable hereunder and all payments made by Debtor on account of such advances and such charges; such records shall be conclusive absent manifest error.

DISBURSEMENT OF PROCEEDS - Each Debtor hereby represents and warrants to Bank that the principal of this Note will be used solely for business, commercial or agricultural purposes and agrees that any disbursement of the Principal of this Note, or any portion thereof, to any one or more Debtors, shall be conclusively deemed to constitute disbursement of such Principal to and for the benefit of all Debtors.

PREPAYMENTS - Upon at least three (3) business days' prior written notice to Bank, Debtor may prepay the Loan in whole or in part at any time, in multiples of $100,000, accompanied by the interest accrued on the amount prepaid through the date of the prepayment, however, Debtor shall also directly reimburse Bank at the time of any such prepayment for any loss incurred or to be incurred by Bank in the redeployment of the funds associated with the Loan. Prepayments may be subject to a rate indemnification fee which may be calculated as follows:
The difference between the Loan rate and the current yield on a U.S. Treasury obligation with a maturity approximately equal to the remaining fixed rate period, times the total amount of principal prepaid on the Loan, times the remaining Interest Period (360 day basis), discounted to present value.

DEFINITIONS - All amounts due under this Note, including any renewals, extensions and/or modifications thereof, together with all other existing and future liabilities and obligations of the Debtor or any one of them, whether absolute or contingent, of any nature whatsoever and out of whatever transactions arising are hereinafter collectively referred to as the "Liabilities". "Obligor", as used herein, shall mean Debtor, and all endorsers, sureties, and guarantors.

EVENTS OF DEFAULT - Each of the following shall be an "Event of Default" hereunder: (1) the nonpayment when due of any amount payable under this Note, or of any amount when due under or on any of the Liabilities (if such payment default exceeds $2,500,000.00) or if there is a default under the Credit Agreement dated December 7, 1990, as amended, between Debtor and Fleet Bank, as Agent, and other participating financial institutions; (2) the failure of any Obligor to observe or perform any agreement of any nature whatsoever with Bank;
(3) if any Obligor becomes insolvent or makes an assignment for the benefit of creditors, or if any petition is filed by or against any Obligor under any provision of any state or federal law or statute alleging that such Obligor is insolvent or unable to pay debts as they mature or under any provision of the United States Bankruptcy Code; (4) the entry of any judgment in excess of $2,500,000 against any Obligor which remains unsatisfied for thirty (30) days;
(5) the issuing of any attachment, levy or garnishment against any property of any Obligor not discharged or bonded within 60 days; (6) the occurrence of any substantial change in the financial condition of any Obligor which, in the sole, reasonable judgment of Bank, is materially adverse; (7) the dissolution, merger, consolidation or reorganization of any Obligor which is a corporation or partnership, when the Obligor is not the surviving party; (8) the death, incarceration or adjudication of legal incompetence of any Obligor who is a natural person; (9) if any information or surety agreement applicable to any of the Liabilities to the Bank, is false or incorrect; or (10) the failure of any Obligor to timely furnish to Bank such financial and other information as Bank may reasonably request or require.

BANK'S RIGHTS UPON DEFAULT - Notwithstanding anything to the contrary contained herein or elsewhere, or the fact that Debtor may be required to make Principal and/or interest payments from time to time. In addition, upon the occurrence of any Event of Default, Bank may:

     (1) accelerate the maturity of this Note and demand immediate payment of all outstanding Principal and accrued interest.

     (2) make a late charge of not less than $10.00 nor more than 1% of any amount due and unpaid for a period of 10 days or more.

     (3) upon five (5) days written notice to Debtor, begin accruing interest, in addition to any interest provided for above, at a rate not to exceed one percent (1%) per annum on the unpaid Principal balance, provided, however, that no interest shall accrue hereunder in excess of the maximum amount of interest then allowed by law. Debtor agrees to pay such accrued interest upon demand. The default rate set forth herein is strictly a measure of liquidated damages to Bank based upon Bank's excess costs involved in the redeployment of funds and is not meant to be construed as a penalty.

MISCELLANEOUS - Debtor agrees to timely furnish to Bank such publicly available financial and other information as it may reasonably request or require. Debtor hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor, demand, and notice of demand. If this Note is placed in the hands of an attorney for collection, Debtor shall reimburse Bank for any all reasonable attorneys fees whether or not suit be brought, together with all actual costs and expenses of any legal proceedings. Interest shall be calculated hereunder for the actual number of days that the Principal is outstanding, based on a year of three hundred sixty (360) days, unless otherwise specified. If this Note bears interest at a rate based on the Prime Rate charged by Bank from time to time, changes in the rate of interest hereon shall become effective on the days on which Bank announces changes in its Prime Rate. Bank's Prime Rate of Interest shall mean that rate of interest (which is not necessarily the lowest rate of interest charged by the Bank) so designated and established by Bank as that rate may change from time to time. The rights and privileges of Bank under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Obligor made in connection with this Note shall bind Obligor's personal representatives, heirs, successors and assigns. If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or enforceable provision had never been contained herein. The waiver of any Event of Default or the failure of Bank to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or of Bank's right to exercise that or any other right or remedy to which Bank is entitled. The undersigned hereby authorizes Bank to disclose financial or other publicly available information about the undersigned to any present, future or prospective participant, or successor in interest in any loan, advance or other financial accommodation to Borrower from Bank, or any regulatory body or agency having jurisdiction over Bank. This Note has been delivered to and accepted by Bank in and shall be governed by the laws of the State of New Jersey. The parties agree to the jurisdiction of the federal and state courts located in New Jersey in connection with any matter arising hereunder, including the collection and enforcement hereof. Debtor waives trial by jury. The Additional Provision, if any, below, are hereby made a part hereof and are incorporated herein.

Debtor has duly executed this Note the date and year written on the first page hereof, and has hereunto set Debtor's hand and seal.

                                        Wellman, Inc. (co-borrower)

                                By:     /s/ Audrey Goodman, Assistant Treasurer
                                Attest: /s/ Claudia Schwinn



                                        Fiber Industries, Inc. (co-borrower)

                                By:     /s/ Audrey Goodman, Assistant Treasurer
                                Attest: /s/ Claudia Schwinn



                                        New England CRInc. (co-borrower)

                                By:     /s/ Audrey Goodman, Assistant Treasurer
                                Attest: /s/ Claudia Schwinn



                                        Prince, Inc. (co-borrower)

                                By:     /s/ Audrey Goodman, Assistant Treasurer
                                Attest: /s/ Claudia Schwinn

Exhibit 4(y)(2)

                         COMMERCIAL LOAN MASTER NOTE



                                                     Amount $10,000,000.00
                                                     Dated: March 15, 1994

FOR VALUE RECEIVED, Wellman, Inc., Fiber Industries, Inc., Prince, Inc., and New England CRInc-, each jointly and severally if more than one person, and herein after referred to as (the "Borrower") promises to pay MIDLANTIC NATIONAL BANK, a National Banking Association (the "Bank"), at its offices located at 60 Neptune Blvd., Neptune, New Jersey, or at such other place as the Bank may direct, TEN MILLION AND 00/100 DOLLARS, or such lesser principal amount of unpaid and outstanding borrowings, together with interest, as follows:

1)  INTEREST:   (a) Interest under this Note will accrue on the unpaid principal balance of each advance at the annual rate(s) set forth in subparagraph (b) of this section (calculated on the actual number of days elapsed over a 360-day year). At no time, however, shall the interest rate exceed the maximum allowable by law. (b) The interest rate on individual advances under this Note will be quoted individually and fixed to the maturity date of the particular advance.

2)  TERM:   Individual advances under this Note will each have a specific maturity date. The maturity date will be specified by the Borrower at the time of each advance. In no event, may any advance have a maturity date later than March 31, 1995 (the "Final Maturity").

    All Loans made by Bank pursuant to the Agreement, and all payments made on account of principal hereof, may be recorded by Bank on the grid attached to and made a part of the Note. Amounts recorded on such grid, or any amounts recorded by Bank electronically, by computer or otherwise in accordance with its customary practices, shall be conclusive absent manifest error, but failure to make or error in any such recordation shall not affect Borrower's obligation to repay the amounts due under this Note.

3) PAYMENTS: The Borrower shall pay principal and interest on this Note at maturity. The principal amount of each advance is due and payable on the maturity date of such advances but in no event later than Final Maturity. All payments will be applied first to accrued interest and then to principal.

4)  DEFAULT:   The Borrower shall be in default under this Note upon (a) The failure to make any payment of interest or principal when due in accordance with the terms of this Note; or (b) The occurrence of an Event of Default under the Banking Group Loan Agreement dated December 7, 1990, as amended; to which the Bank's loan represented by Master Note are cross-defaulted.

5)  OTHER:   The Note shall immediately become due and payable upon the occurrence of any of the following events:

    (a) Borrower becomes insolvent of subject to bankruptcy, or insolvency, or similar to proceeding relating to creditor's rights or a party to any proceeding providing for an adjustment to or relief from its debts;

    (b) Borrower makes or has made a false or misleading statement in applying for or in connection with the loan evidenced by this Note or any other transaction with the Bank or refuses, on request, to supply financial or other information reasonably requested by the Bank;

    (c) Any material event occurs which, in the Bank's reasonable discretion, impairs the financial responsibility or condition of the Borrower. Upon default, the entire amount of interest, principal, and any other sums due under this Note shall become due and payable immediately. Until such terms are received, interest shall accrue at the rate(s) of interest equal to 1.00% per annum in excess of rates of interest which were in effect on each advance immediately prior to the default if default had not occurred.

6)  WAIVERS:   The Bank is not required to do any of the following before enforcing its rights under this Note:

    (a)  Accelerate payment of amount due;
    (b)  Give notice that amounts due have not been paid;
    (c)  Obtain an official certificate of nonpayment;
    (d) Provide notice to any other lender that is party to the Banking Group Loan Agreement dated December 7, 1990, as amended, to which the Bank's loan hereunder are cross-defaulted.

7)  NOTE BINDING ON EACH BORROWER AND SUCCESSORS:   All obligations under this
    Note are the joint and several unconditional obligations of Borrower and all who succeed the Borrower's rights and interests.

8)  OTHER PROVISIONS:   The Borrower acknowledges receipt of a copy of this Note
    and its consent to the choice of terms set forth in this Note.

9)  CHANGES:   This Note can only be changed by an agreement in writing signed by the Borrower and the Bank.

10) GOVERNING LAW:   This Note shall be construed according to the laws of the
    State of New Jersey, and the Borrower consents to the jurisdiction of the courts of the State of New Jersey to determine any questions of fact or law arising under this Note.

11) ACTIONS INVOLVING THIS NOTE:   If this Note is referred to any attorney for
    collection, the Borrower agrees to pay all reasonable costs of collection, including court costs and attorney's fees.

WITNESSED OR
ATTESTED BY:                                     WELLMAN, INC,

/s/ Susan Karkoska                            By: /s/ Audrey Goodman
Name:                                         Name:   Audrey Goodman
Title:                                        Title:  Assistant Treasurer



                                                 FIBER INDUSTRIES, INC.

/s/ Susan Karkoska                            By: /s/ Audrey Goodman
Name:                                         Name:   Audrey Goodman
Title:                                        Title:  Assistant Treasurer



                                                 PRINCE, INC.

/s/ Susan Karkoska                            By: /s/ Audrey Goodman
Name:                                         Name:   Audrey Goodman
Title:                                        Title:  Assistant Treasurer



                                                 NEW ENGLAND CRInc.

/s/ Susan Karkoska                            By: /s/ Audrey Goodman
Name:                                         Name:   Audrey Goodman
Title:                                        Title:  Assistant Treasurer